Exhibit 10.1

TECHNOLOGY LICENSE AGREEMENT

AGREEMENT made as of the [____] day of January, 2015 by and between Methes Energies Canada, Inc. with offices at 4170 Sladeview Crescent, Unit 5, Mississauga L5L 0A1 Canada (“Licensor”), and _____________________ (“Licensee”).

W I T N E S S E T H:

WHEREAS, Licensor is the owner of drawings, processes, methods, techniques, know-how, intellectual property, software including source code, trademark and other proprietary rights used in connection with the manufacture of equipment to produce biodiesel fuel; and

WHEREAS, Licensee desires to License all of the information including drawing and software including source code in order to have the ability to manufacture at its own location in the United States Licensor’s biodiesel processor with a rated capacity of 3,000 liters per hour (the “BD Processor”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, Licensor and Licensee do hereby respectively grant, covenant and agree as follows:

1.           License
(a)           Subject to the terms and conditions of this Agreement, Licensor agrees to grant to Licensee a 99 year non-exclusive license to use the drawings, knowhow, list of parts and source code of the operating system of the BD Processor in order for Licensee to be able to build and manufacture BD Processor for its own use, in the United States of America (“USA”).
(b)           Licensee may use the information provided by Licensor to build an unlimited number of BD Processors in the USA only.
(c)           Licensee may only build and manufacture BD Processor for its own use only and agrees not to compete with Licensor by offering or selling BD Processor  to third parties in the USA or other jurisdictions.

2.           License and Trademark
(a)           Licensor is not granting a license to the Licensee for the use of Licensor’s trademark.
(b)           Licensee may trademark its biodiesel processor in the USA only.
(c)           Licensee agrees that Licensor will be able to disclose that Licensee’s biodiesel processor was designed using Licensor’s knowhow and technology regardless of the name Licensee chooses to name its biodiesel processor.

3.           Compensation
(a)            For and in consideration for this technology, Licensee shall pay to Licensor $4,000,000 before February 20th, 2015.
(b)           In addition, Licensee shall pay Licensor $100,000 for each of the first forty (40) biodiesel processors that Licensee will manufacture.  Such payment shall be due within ten (10) days of the completion of each processor.
(c)           Licensee shall advise Licensor in writing each time it begins the manufacture of any biodiesel processor and shall keep Licensor appraised of the expected date of completion thereof.

4.           Improvements
(a)            Licensee may improve the technology provided by Licensee and keep the rights to the improvements.
(b)           Licensee shall keep any improvements to the technology confidential and Licensee will not share any improvements with any third party.

5.           Cooperation and Support
(a)            Licensee and Licensor both agree to cooperate with each other. Licensor agrees to work with Licensee in the manufacturing process of the first five (5) biodiesel processors. Licensor and Licensee will agree, under a separate agreement, on the cost and expenses associated with such support and services.
(b)           Licensee and Licensor may work together on other technologies, products and services. Licensor acknowledges that it is to its benefits to help Licensee and Licensee acknowledges that it is to its benefit as well. Other projects, technologies, products and services are not included as part of this agreement except for clause 5 (a).

6.           Confidentiality
Licensee and Licensor acknowledge that all information relating to the business and operations of each party hereto including each party’s respective affiliates that the other party learns or has learned during or prior to the Term of this Agreement, are the valuable property of such party.  Both parties acknowledge the need to preserve the confidentiality and secrecy of the foregoing and agree that, both during and after the Term of this Agreement, neither party shall use or disclose same, except for such use that is permitted under this Agreement.  Both parties shall take all necessary steps to ensure that use by such party or by such party’s contractors shall preserve in all respects such confidentiality and secrecy. The provisions of and the obligations of the parties hereto under this section shall survive the expiration or any Termination of this Agreement.

7.           Representations and Warranties
(a)           As of the date hereof, Licensor represents and warrants that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder including, without limitation, all right, title and interest in the technology.  Except for the foregoing, Licensee acknowledges that Licensor has not made, nor is Licensor herewith or hereby making, any representation or warranty of any kind with respect to Licensor, the technology or the prospects of the business to be conducted by Licensee hereunder.
(b)           Licensee represents and warrants that it has full right, power, authority and financial resources to enter into this Agreement and to perform all of its obligations hereunder and that it has had the opportunity to have this Agreement translated and to provide a copy hereof to legal counsel of its own choosing prior to the execution hereof, has consulted with such legal counsel with respect hereto and the transactions contemplated hereby and has received from such legal counsel an explanation that it deems satisfactory as to the nature and scope of the terms and conditions of this Agreement and obligations hereunder. Licensee further represents, warrants and covenants that it shall comply with all laws, regulations, and rules of relevant public authorities in the Territory and shall procure and maintain all licenses, permits, approvals and authorizations necessary to lawfully conduct the business as contemplated hereby.

8.           Notice.
All reports, approvals, requests, demands and notices required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed to be duly given if personally delivered, if mailed by internationally-recognized overnight courier or mail service, such as UPS, DHL or Federal Express, to the party concerned at the addresses set forth below (or at such other address as a party may specify from time to time in writing):

If to Licensor:

Methes Energies Canada, Inc.
4170 Slade View Crescent.
Unit 5 Mississauga, L5L 0A1 Canada
Attn: Michel Laporte, Chairman & CEO
If to Licensee:

___________________________

___________________________

___________________________

9.           Assignability; Binding Effect
(a)           The performance of Licensee hereunder is of a personal nature and, therefore, neither this Agreement nor any of the rights granted to Licensee hereunder may be assigned, sublicensed  and any such attempted assignment, sublicense or transfer, whether voluntary or by operation of law, shall be void and of no force or effect and shall constitute an incurable default hereunder; provided however, that the original Licensee, with the advance written approval of the Licensor which shall not be unreasonably withheld, shall have the right to assign this Agreement and any of the rights granted hereunder to a new party for that party’s own use in building and installing BD Processors at fossil fuel oil refineries and biodiesel blending facilities.   The direct or indirect transfer or issuance of any shares or other equity interests of Licensee shall be deemed a violative assignment hereof and also shall constitute an incurable default hereunder if such transfer or issuance shall limit or reduce the rights or ability of the current owners of Licensee to control the business and affairs of Licensee.
(b)           This Agreement shall inure to the benefit of and shall be binding upon the parties, Licensor’s successors and assigns and Licensee’s permitted successors and assigns.

10.           Miscellaneous

(a)           This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, U.S.A. applicable to agreements made and to be performed in said State.  Any action between the parties arising out of and/or relating to this Agreement shall be brought exclusively in the courts of the Province of Ontario, Canada.
(b)           This Agreement contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior oral or written understandings and agreements relating thereto and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.
(c)           Nothing herein shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, and Licensee may not obligate or bind Licensor in any manner whatsoever.
(d)           No waiver by either party, whether express or implied, of any provision hereof, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement.  Also, if for any reason any acts or omissions by Licensee hereunder not in conformance with any of the requirements hereof are not objected to by Licensor from time to time, such a failure to object shall not be deemed a waiver by Licensor of any such requirement and Licensor may insist upon due performance thereof by Licensee at any time.

(e)           If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.
(f)           This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.  Also, as used in this Agreement, the term “including” means “including, but not limited to” unless otherwise specifically provided.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

METHES ENERGIES CANADA, INC.

By:________________________________

Michel G. Laporte, Chairman & CEO

___________________________________

By:________________________________